Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                     POTASH CORPORATION OF SASKATCHEWAN INC.

             (Exact name of registrant as specified in its charter)


                  SASKATCHEWAN                              1474
(State or other jurisdiction of incorporation or       (Primary standard
                  organization)                        industrial code number)

                                       N/A
                      (I.R.S. employer identification no.)

                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
 (Address and telephone number of the registrant's principal executive offices)


                        PCS U.S. Employees' Savings Plan
                            (Full title of the plan)


                                William J. Doyle
                     Potash Corporation of Saskatchewan Inc.
                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500


                  The Commission is requested to send copies of
                             all communications to:
                                   Craig Brod
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be Registered            registered(1)        offering price per     aggregate offering      registration fee
                                                        unit(2)                  price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Common Shares , no par      500,000 shares             $46.875               $23,437,500             $6,187.50
         value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Consists of Common shares of the registrant to be sold pursuant to the PCS U.S. Employees' Savings Plan (the "Plan").

(2) Estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices reported on the New York Stock Exchange Composite Tape on December 23, 1999 pursuant to Rule 457(c) under the Securities Act of 1933.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed by the registrant with the Commission, are incorporated by reference in this Prospectus:

     (a) The Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. ("PCS" or the "Registrant") for the year ended December 31, 1998.

     (b) The Registrant's Quarterly Report on Form 10-Q for the Quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     (c) All of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such reports.

     (d) Description of PCS's Common Shares and Rights contained in PCS's Registration Statement on Form S-4 filed with the Commission on December 13, 1996 (Registration No. 333-17841) and PCS's Proxy Circular dated March 26, 1998.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 119 of The Business Corporations Act (Saskatchewan) authorizes corporations to indemnify past and present directors and officers for liabilities incurred in connection with their services as such (including expenses and settlement payments) if the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if the director or officer had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

     Section 10.04 of the Registrant's Bylaws provides that the Registrant shall indemnify directors and officers to the extent permitted by law.

     The Registrant has entered into agreements with its directors and officers (each an "Indemnitee") to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer and/or director of (i) the Registrant or (ii) if at the request of the Registrant, of an organization of which the Registrant is a shareholder or creditor.

     The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Exhibit
     Number                        Description of Document
     ---------- -------------------------------------------------------

     4.1        The PCS U.S. Employees' Savings Plan

     23.2       Consent of Deloitte & Touche

     24.1       Power of Attorney, included on signature pages




Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this 29 day of December, 1999.

                              POTASH CORPORATION OF SASKATCHEWAN INC.


                              By:   /s/ William J. Doyle
                                    --------------------
                                     William J. Doyle
                                  Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William
J. Doyle, Wayne R. Brownlee and John L. M. Hampton, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.


         Signature                      Title                 Date
         ---------                      -----                 ----
/s/ CHARLES E. CHILDERS             Chairman of          December 29, 1999
Charles E. Childers                 the Board

/s/WAYNE R. BROWNLEE                Senior Vice          December 29, 1999
Wayne R. Brownlee                   President,
                                    Finance and
                                    Treasurer
                                    Chief
                                    Financial
                                    Officer

/s/ ISABEL B. ANDERSON              Director             December 29, 1999
Isabel B. Anderson

/s/ DOUGLAS J. BOURNE               Director             December 29, 1999
Douglas J. Bourne

/s/ WILLIAM J. DOYLE                Director             December 29, 1999
William J. Doyle

/s/ WILLARD Z. ESTEY                Director             December 29, 1999
Willard Z. Estey

/s/JOHN HAMPTON                     Director             December 29, 1999
John Hampton

/s/ DALLAS J. HOWE                  Director             December 29, 1999
Dallas J. Howe

/s/ DONALD E. PHILLIPS              Director             December 29, 1999
Donald E. Phillips

/s/ PAUL J. SCHOENHALS              Director             December 29, 1999
Paul J. Schoenhals

/s/ DARYL K. SEAMAN                 Director             December 29, 1999
Daryl K. Seaman

/s/ E. ROBERT STROMBERG             Director             December 29, 1999
E. Robert Stromberg

/s/ JACK G. VICQ                    Director             December 29, 1999
Jack G. Vicq

/s/ BARRIE A. WIGMORE               Director             December 29, 1999
Barrie A. Wigmore

/s/ PAUL S. WISE                    Director             December 29, 1999
Paul S. Wise

By:  /s/ THOMAS J. WRIGHT           Director             December 29, 1999
Thomas J. Wright
PCS PHOSPHATE COMPANY, INC.         Authorized           December 29, 1999
By: /S/THOMAS J. REGAN              Representative
Thomas J. Regan                     in the United
President                           States

                                  EXHIBIT INDEX

     Exhibit
     Number                        Description of Document
     ---------- -------------------------------------------------------

     4.1        The PCS U.S. Employees' Savings Plan

     23.2       Consent of Deloitte & Touche

     24.1       Power of Attorney, included on signature pages